Exhibit 99.1
VMware Reports Fiscal Year 2020 Third Quarter Results
Total revenue growth of 12% year-over-year
Strong Q3 performance across the broad product and solutions portfolio

PALO ALTO, Calif.,  November 26, 2019—VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the third quarter of fiscal year 2020:

•	Revenue for the third quarter was $2.46 billion, an increase of 12% from the third quarter of fiscal 2019.

•	License revenue for the third quarter was $974 million, an increase of 10% from the third quarter of fiscal 2019.

•	VMware closed the acquisition of Carbon Black, a leader in cloud-native endpoint protection, on October 8.

•
GAAP net income for the third quarter was $621 million, including an unrealized gain of $249 million on an investment in Pivotal Software, or $1.50 per diluted share, compared to $334 million, or $0.81 per diluted share, for the third quarter of fiscal 2019. Non-GAAP net income for the third quarter was $617 million, or $1.49 per diluted share, down 4% per diluted share compared to $645 million, or $1.56 per diluted share, for the third quarter of fiscal 2019.

•
GAAP operating income for the third quarter was $431 million, a decrease of 13% from the third quarter of fiscal 2019. Non-GAAP operating income for the third quarter was $759 million, an increase of 2% from the third quarter of fiscal 2019.

•	Operating cash flow for the third quarter was $810 million. Free cash flow for the third quarter was $760 million.

•
Total revenue plus sequential change in total unearned revenue grew 18% year-over-year. Total revenue plus sequential change in total unearned revenue excluding unearned revenue assumed in the acquisition of Carbon Black grew 12% year-over-year.

•
License revenue plus sequential change in unearned license revenue grew 21% year-over-year. License revenue plus sequential change in unearned license revenue excluding unearned revenue assumed in the acquisition of Carbon Black grew 13% year-over-year.

“Q3 was another solid quarter for VMware, and we're pleased with our results. We continue to see traction and customer momentum in support of VMware's vision to deliver a software architecture that enables any app, on any cloud, delivered to any device,” commented Pat Gelsinger, CEO, VMware. “We are thrilled to welcome Carbon Black to the VMware family, and we remain on track to close the acquisition of Pivotal by the end of the fiscal year. Customers globally have resoundingly affirmed that both acquisitions will offer tremendous value as we help them with their digital transformations.”
“We're pleased with our financial performance and execution this quarter, which reflected broad-based strength across our product and solutions portfolio,” said Zane Rowe, executive vice president and CFO, VMware. “Hybrid Cloud Subscription and SaaS revenue grew to over 13 percent of total revenue in Q3, and we expect this category will continue to grow significantly next year, including the contributions of Carbon Black and Pivotal.”
Business Highlights & Strategic Announcements

•
At the VMworld 2019 and vForum events, VMware hosted over 65,000 customers, partners and influencers, and introduced a wave of new products, solutions and services showcasing its vision of a software architecture that enables any app, on any cloud and any device. The news across both VMworld events includes:

◦	VMware unveiled VMware Tanzu, a new portfolio of products and services to transform the way enterprises build, run and manage software on Kubernetes, including:

▪	Project Pacific—a technology preview focused on transforming VMware vSphere into a Kubernetes-native platform in a future release; and

▪	VMware Tanzu Mission Control—a single point of control from which customers will manage all their Kubernetes clusters regardless of where they run.

◦
VMware detailed new and expanded security solutions that advance the company's vision of intrinsic security, making it more automated, proactive and pervasive across the entire distributed enterprise. This includes Dell's announcement that Carbon Black Cloud, along with Dell Trusted Devices and Secureworks, is now the preferred endpoint security solution for Dell commercial customers.

◦	VMware Cloud on AWS is now available in the AWS EU (Stockholm) region, bringing the total number of available global regions in Europe to five, and globally to 17 in just over two years.

◦	VMware unveiled new Workspace ONE Intelligent Hub innovations aimed at further improving the employee experience.

◦
VMware announced the continuation of its partnership with Microsoft with many new technology initiatives to help customers accelerate their digital transformation journeys, including the introduction of VMware Workspace ONE for Microsoft Endpoint Manager to enable modern management for Windows 10 and Azure VMware Solutions momentum with new industries and geographies, the addition of new cloud migration capabilities with VMware HCX and the ability to extend Azure to the branch and edge with VMware SD-WAN by VeloCloud.

•	VMware continues to advance technology as a force for good, including by:

◦	supporting TechSoup, a one-stop shop for global nonprofits and their initiatives, to significantly expand its offerings and nearly double the number of nonprofit organizations it serves; and

◦
signing the United Nations Global Compact—a commitment to adopting sustainable and socially responsible business practices, as well as catalyzing action to advance the United Nation's 17 Sustainable Development Goals by 2030.

•
At Oracle OpenWorld in September, VMware and Oracle announced an expanded partnership to help customers support their hybrid cloud strategies by running VMware Cloud Foundation on Oracle Cloud Infrastructure. Oracle will also provide technical support for Oracle software running in VMware environments both in customer on-premises data centers and Oracle-certified cloud environments.

•
VMware completed its acquisition of Carbon Black, a leader in cloud-native endpoint protection, in October. Carbon Black will form the nucleus of VMware's security offerings, focusing on helping VMware customers with advanced cybersecurity protection and in-depth behavioral insight to help stop sophisticated attacks and accelerate response.

•
In August the company was positioned as a Leader in “The Forrester WaveTM: Infrastructure Automation Platforms, Q3 2019.” According to Forrester's report, VMware achieved the highest possible score in the criteria of deployment, integrations, community support, vision, market approach, planned enhancements, and innovation in pricing.[1]

•
In November, the company was positioned as a Leader in “The Forrester WaveTM: Unified Endpoint Management, Q4 2019.” According to Forrester's report, VMware achieved the highest possible score in the product roadmap, roadmap execution, and partner ecosystem criteria, as well as all of the market presence criteria (i.e., customer count, Windows 10 customer count, devices under management, and revenue).[2]

•
In the Gartner Magic Quadrant for Hyperconverged Infrastructure (published Nov. 25, 2019), VMware was recognized as a Leader. The report, evaluating 15 vendors, listed VMware in the Leaders quadrant based on Gartner's evaluation of our ability to execute and completeness of vision.[3]

The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.
# # #

1Forrester, Chris Gardner, The Forrester WaveTM: Infrastructure Automation Platforms, Q3 2019, August 7, 2019.
2Forrester, Andrew Hewitt, et.al., The Forrester WaveTM: Unified Endpoint Management, Q4 2019, November 11, 2019.
3Magic Quadrant for Hyperconverged Infrastructure, Jeffrey Hewitt et al, November 25, 2019. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About VMware
VMware software powers the world’s complex digital infrastructure. The company’s cloud, networking and security, and digital workspace offerings provide a dynamic and efficient digital foundation to customers globally, aided by an extensive ecosystem of partners. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough innovations to its global impact. For more information, please visit https://www.vmware.com/company.html.
Additional Information
VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.
VMware, VMworld, Tanzu, Tanzu Mission Control, Project Pacific, Carbon Black, Workspace ONE, VeloCloud, and VMware Cloud Foundation are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding VMware’s acquisition of Carbon Black and the proposed acquisition of Pivotal Software, such as the expected timing for the completion of the Pivotal acquisition and the potential benefits to VMware and its customers of and the growth opportunities and expansion of VMware’s offerings associated with the acquisitions; anticipated growth in Hybrid Cloud Subscription and SaaS revenue in fiscal 2021; expected benefits to and adoption by customers of VMware products, solutions and services, including, for example, those relating to VMware Tanzu, Project Pacific, VMware’s security solutions (including with respect to Carbon Black Cloud) and Workspace ONE Intelligence Hub; and expected benefits to customers of VMware’s partnerships with Microsoft, Oracle and Dell. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the satisfaction or waiver of the conditions to closing the proposed acquisition of Pivotal in the anticipated timeframe or at all; (2) uncertainties as to the outcome of the vote by Pivotal stockholders to approve the Pivotal acquisition; (3) the possibility that the Pivotal acquisition does not close; (4) the possibility that competing offers may be made; (5) risks related to the ability to realize the anticipated benefits of the acquisition of Carbon Black and proposed acquisition of Pivotal, including the possibility that the expected benefits from the acquisitions will not be realized or will not be realized within the expected time period; (6) the risk that acquired businesses will not be integrated successfully; (7) disruptions from the transactions may make it more difficult to maintain business and operational relationships; (8) negative effects of the consummation of the proposed Pivotal acquisition on the market price of VMware’s common stock, credit ratings and operating results; (9) the continued risk of litigation and regulatory actions related to the Carbon Black and proposed Pivotal acquisitions; (10) other business effects, including those related to industry, market, economic, political or regulatory conditions; (11) other unexpected costs or delays in connection with acquisitions; (12) adverse changes in general economic or market conditions; (13) delays or reductions in consumer, government and information technology spending; (14) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (15) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (16) VMware’s ability to enter into, maintain and extend strategically effective partnerships and alliances; (17) the uncertainty of customer acceptance of emerging technology; (18) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (19) rapid technological changes in the virtualization software and cloud, end user, security and mobile computing industries; (20) changes to product and service development timelines; (21) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (22) VMware’s ability to protect its proprietary technology; (23) VMware’s ability to attract and retain highly qualified employees; (24) the ability of VMware to realize synergies from Dell; (25) disruptions resulting from key management changes; (26) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (27) changes in VMware’s financial condition; (28) risks associated with cyber-attacks, information security and privacy; and (29) geopolitical changes such as Brexit and increased tariffs and trade barriers that could adversely impact our non-U.S. sales. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
Additional Information about the Pivotal Acquisition and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger with Pivotal (the “Pivotal Merger”). This communication does not constitute an offer to sell or the solicitation of an offer to buy VMware securities or the solicitation of any vote or approval. The proposed Pivotal Merger will be submitted to Pivotal’s stockholders for their consideration. In connection with the proposed transaction, Pivotal has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). The preliminary proxy statement contains important information about the Pivotal Merger and related matters. Promptly after being filed with the SEC, the definitive proxy statement and a proxy card will be mailed to Pivotal’s stockholders.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PIVOTAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The preliminary proxy statement, the definitive proxy statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Pivotal with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov.
In addition, Pivotal’s stockholders may obtain free copies of the documents filed with the SEC through the Investors portion of Pivotal’s website at pivotal.io/investors or by contacting Pivotal’s Investor Relations Department via e-mail at ir@pivotal.io.
Pivotal, VMware, Dell Technologies Inc. and certain of their respective executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Pivotal’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Pivotal’s preliminary and definitive proxy statements when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of Pivotal’s common stock is also set forth in Pivotal’s preliminary proxy statement on Schedule 14A filed with the SEC on October 10, 2019 and Pivotal’s proxy statement for its 2019 annual meeting of stockholders filed on May 3, 2019 with the SEC, which may both be obtained free of charge from the sources indicated above.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
	2019	2018	2019	2018
Revenue:
License	$974	$884	$2,853	$2,558
Services	1,482	1,316	4,308	3,825
Total revenue	2,456	2,200	7,161	6,383
Operating expenses(1):
Cost of license revenue	59	49	160	139
Cost of services revenue	319	266	936	777
Research and development	582	499	1,669	1,433
Sales and marketing	827	707	2,402	2,110
General and administrative	238	178	625	529
Realignment and loss on disposition	—	6	—	9
Operating income	431	495	1,369	1,386
Investment income	12	63	40	168
Interest expense	(40)	(33)	(107)	(101)
Other income (expense), net	263	(180)	(97)	839
Income before income tax	666	345	1,205	2,292
Income tax provision (benefit)	45	11	(4,846)	372
Net income	$621	$334	$6,051	$1,920

Net income per weighted-average share, basic for Classes A and B	$1.52	$0.82	$14.77	$4.72
Net income per weighted-average share, diluted for Classes A and B	$1.50	$0.81	$14.52	$4.64

Weighted-average shares, basic for Classes A and B	409,165	408,708	409,780	406,929
Weighted-average shares, diluted for Classes A and B	414,054	414,477	416,668	413,378
__________
(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of services revenue	18	13	50	37
Research and development	110	98	306	272
Sales and marketing	67	53	183	147
General and administrative	35	28	92	74

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	November 1,	February 1,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$2,025	$2,830
Short-term investments	—	19
Accounts receivable, net of allowance for doubtful accounts of $4 and $2	1,488	1,576
Due from related parties, net	753	937
Other current assets	375	289
Total current assets	4,641	5,651
Property and equipment, net	1,238	1,133
Other assets	2,663	1,853
Deferred tax assets	5,260	103
Intangible assets, net	910	541
Goodwill	7,290	5,381
Total assets	$22,002	$14,662
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156	$135
Accrued expenses and other	1,563	1,593
Current portion of long-term debt and other borrowings	1,847	—
Unearned revenue	4,382	3,968
Total current liabilities	7,948	5,696
Note payable to Dell	270	270
Long-term debt	2,730	3,972
Unearned revenue	3,503	3,010
Income tax payable	803	889
Operating lease liabilities	644	—
Other liabilities	290	274
Total liabilities	16,188	14,111
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 109,725 and 110,715 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	46	531
Accumulated other comprehensive income	3	2
Retained earnings	5,761	14
Total stockholders’ equity	5,814	551
Total liabilities and stockholders’ equity	$22,002	$14,662

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
	2019	2018	2019	2018
Operating activities:
Net income	$621	$334	$6,051	$1,920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	190	157	542	465
Stock-based compensation	230	192	632	531
Deferred income taxes, net	(108)	(62)	(5,140)	163
Unrealized (gain) loss on equity securities, net	(259)	169	127	(837)
(Gain) loss on disposition of assets, revaluation and impairment, net	1	8	(3)	1
Other	—	9	3	10
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	84	125	148	297
Other current assets and other assets	(98)	(92)	(476)	(264)
Due to/from related parties, net	3	(54)	179	(10)
Accounts payable	3	30	17	125
Accrued expenses and other liabilities	(82)	(153)	(58)	(117)
Income taxes payable	27	(60)	15	10
Unearned revenue	198	166	745	357
Net cash provided by operating activities	810	769	2,782	2,651
Investing activities:
Additions to property and equipment	(50)	(57)	(208)	(178)
Purchases of available-for-sale securities	—	(2)	—	(781)
Sales of available-for-sale securities	—	25	—	186
Maturities of available-for-sale securities	—	803	—	1,905
Purchases of strategic investments	(9)	—	(18)	(3)
Proceeds from disposition of assets	—	2	20	35
Business combinations, net of cash acquired, and purchases of intangible assets	(2,052)	(493)	(2,437)	(519)
Net cash paid on disposition of a business	—	(6)	(3)	(11)
Net cash provided by (used in) investing activities	(2,111)	272	(2,646)	634
Financing activities:
Proceeds from issuance of common stock	93	82	200	181
Borrowings under Term Loan, net of issuance costs	1,993	—	1,993	—
Repayment of Term Loan	(1,400)	—	(1,400)	—
Repurchase of common stock	(242)	—	(1,279)	—
Shares repurchased for tax withholdings on vesting of restricted stock	(41)	(36)	(393)	(228)
Payment for common control transaction with Dell	—	(8)	—	(8)
Principal payments on finance lease obligations	—	—	(1)	—
Net cash provided by (used in) financing activities	403	38	(880)	(55)
Net increase (decrease) in cash, cash equivalents and restricted cash	(898)	1,079	(744)	3,230
Cash, cash equivalents and restricted cash at beginning of the period	3,048	8,154	2,894	6,003
Cash, cash equivalents and restricted cash at end of the period	$2,150	$9,233	$2,150	$9,233
Supplemental disclosures of cash flow information:
Cash paid for interest	$67	$61	$131	$126
Cash paid for taxes, net	95	133	283	206
Non-cash items:
Changes in capital additions, accrued but not paid	$10	$7	$5	$16

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	November 1,	November 2,
	2019	2018
Total revenue, as reported	$2,456	$2,200
Sequential change in unearned revenue(1)	352	171
Total revenue plus sequential change in unearned revenue	$2,808	$2,371
Change (%) over prior year, as reported	18%

Assumed Carbon Black unearned revenue(3)	$(151)	$—
Total revenue plus sequential change in unearned revenue, excluding impact of Carbon Black	$2,657	$2,371
Change (%) over prior year, excluding impact of Carbon Black	12%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue

	Three Months Ended
	November 1,	November 2,
	2019	2018
Total license revenue, as reported	$974	$884
Sequential change in unearned license revenue(2)	120	22
Total license revenue plus sequential change in unearned license revenue	$1,094	$906
Change (%) over prior year, as reported	21%

Assumed Carbon Black unearned license revenue(3)	$(73)	$—
Total revenue plus sequential change in unearned license revenue, excluding impact of Carbon Black	$1,021	$906
Change (%) over prior year, excluding impact of Carbon Black	13%

(1) Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

(2) Unearned license revenue primarily consists of the allocated portion of VMware's SaaS offerings.
(3) Amount represents unearned revenue assumed in the acquisition of Carbon Black.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	November 1,	August 2,	May 3,	February 1,	November 2,	August 3,
	2019	2019	2019	2019	2018	2018
Unearned revenue as reported:
License	$458	$338	$303	$255	$212	$190
Software maintenance	6,545	6,357	6,029	5,972	5,345	5,223
Professional services	882	838	787	751	644	617
Total unearned revenue	$7,885	$7,533	$7,119	$6,978	$6,201	$6,030

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended November 1, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$59	—	—	(34)	—	—	$24
Cost of services revenue	$319	(18)	—	(1)	—	—	$301
Research and development	$582	(110)	—	—	—	—	$471
Sales and marketing	$827	(67)	(1)	(14)	—	—	$747
General and administrative	$238	(35)	—	—	(49)	—	$154
Operating income	$431	230	1	49	49	—	$759
Operating margin(2)	17.5%	9.3%	—%	2.0%	2.0%	—	30.9%
Other income (expense), net(3)	$263	—	—	—	(259)	—	$4
Income before income tax	$666	230	1	49	(210)	—	$735
Income tax provision	$45					73	$118
Tax rate(2)	6.7%						16.0%
Net income	$621	230	1	49	(210)	(73)	$617
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$1.50	$0.55	$—	$0.12	$(0.51)	$(0.18)	$1.49

(1)
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.

(3)
Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the three months ended November 1, 2019, this adjustment primarily included an unrealized gain of $249 million, which related to VMware's investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 414,054 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended November 2, 2018
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$49	—	—	(29)	—	—	$19
Cost of services revenue	$266	(13)	—	(1)	—	—	$252
Research and development	$499	(98)	—	—	—	—	$400
Sales and marketing	$707	(53)	(2)	(8)	—	—	$647
General and administrative	$178	(28)	—	—	(8)	—	$141
Realignment and loss on disposition	$6	—	—	—	(6)	—	$—
Operating income	$495	192	2	38	14	—	$741
Operating margin(2)	22.5%	8.7%	0.1%	1.7%	0.7%	—	33.7%
Other income (expense), net(3)	$(180)	—	—	—	177	—	$(3)
Income before income tax	$345	192	2	38	191	—	$768
Income tax provision	$11					112	$123
Tax rate(2)	3.2%						16.0%
Net income	$334	192	2	38	191	(112)	$645
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$0.81	$0.46	$—	$0.09	$0.46	$(0.27)	$1.56

(1)
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017 (the "2017 Tax Act"). Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.

(3)
Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the three months ended November 2, 2018, this adjustment primarily included an unrealized loss of $161 million, which related to VMware's investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 414,477 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Nine Months Ended November 1, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP		Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$160		(1)	—	(101)	—	—	$58
Cost of services revenue	$936		(50)	—	(2)	—	—	$884
Research and development	$1,669		(306)	(1)	(1)	—	—	$1,360
Sales and marketing	$2,402		(183)	(6)	(34)	—	—	$2,183
General and administrative	$625		(92)	—	—	(83)	—	$448
Operating income	$1,369		632	7	138	83	—	$2,228
Operating margin(2)	19.1%		8.8%	0.1%	1.9%	1.2%	—	31.1%
Other income (expense), net(3)	$(97)		—	—	—	123	—	$27
Income before income tax	$1,205		632	7	138	206	—	$2,188
Income tax provision (benefit)	$(4,846)	(4)					5,196	$350
Tax rate(2)	N/M	(4)						16.0%
Net income	$6,051		632	7	138	206	(5,196)	$1,838
Net income per weighted-average share, diluted for Classes A and B(2) (5)	$14.52		$1.52	$0.02	$0.33	$0.49	$(12.47)	$4.41
N/M - Tax rate calculated on a GAAP basis is not considered meaningful.

(1)
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.

(3)
Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the nine months ended November 1, 2019, this adjustment primarily included an unrealized loss of $157 million, which related to VMware's investment in Pivotal to adjust it to its fair value.

(4)
During the second quarter of fiscal 2020, we completed an intra-group transfer of certain of our intellectual property rights to our Irish subsidiary, where our international business is headquartered. A discrete tax benefit of $4.9 billion was recorded as a deferred tax asset. Due to the impact of the discrete tax benefit of $4.9 billion, the tax rate calculated on a GAAP basis is not considered meaningful.

(5)	Calculated based upon 416,668 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Nine Months Ended November 2, 2018
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$139	(1)	—	(89)	—	—	$50
Cost of services revenue	$777	(37)	(1)	(2)	—	—	$737
Research and development	$1,433	(272)	—	—	(2)	—	$1,159
Sales and marketing	$2,110	(147)	(3)	(23)	(2)	—	$1,935
General and administrative	$529	(74)	(1)	—	(26)	—	$428
Realignment and loss on disposition	$9	—	—	—	(9)	—	$—
Operating income	$1,386	531	5	114	39	—	$2,074
Operating margin(2)	21.7%	8.3%	0.1%	1.8%	0.6%	—	32.5%
Other income (expense), net(3)	$839	—	—	—	(839)	—	$—
Income before income tax	$2,292	531	5	114	(800)	—	$2,141
Income tax provision	$372					(29)	$342
Tax rate(2)	16.2%						16.0%
Net income	$1,920	531	5	114	(800)	29	$1,799
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$4.64	$1.28	$0.01	$0.28	$(1.93)	$0.07	$4.35

(1)
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.

(3)
Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the nine months ended November 2, 2018, this adjustment primarily included an unrealized gain of $851 million, which related to VMware's investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 413,378 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
	2019	2018	2019	2018
Revenue:
License	$974	$884	$2,853	$2,558
Services:
Software maintenance	1,280	1,138	3,720	3,324
Professional services	202	178	588	501
Total services	1,482	1,316	4,308	3,825
Total revenue	$2,456	$2,200	$7,161	$6,383
Percentage of revenue:
License	39.7%	40.2%	39.8%	40.1%
Services:
Software maintenance	52.1%	51.7%	52.0%	52.0%
Professional services	8.2%	8.1%	8.2%	7.9%
Total services	60.3%	59.8%	60.2%	59.9%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
	2019	2018	2019	2018
Revenue:
United States	$1,172	$1,052	$3,395	$3,053
International	1,284	1,148	3,766	3,330
Total revenue	$2,456	$2,200	$7,161	$6,383
Percentage of revenue:
United States	47.7%	47.8%	47.4%	47.8%
International	52.3%	52.2%	52.6%	52.2%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	November 1,	November 2,	November 1,	November 2,
	2019	2018	2019	2018
GAAP cash flows from operating activities	$810	$769	$2,782	$2,651
Capital expenditures	(50)	(57)	(208)	(178)
Free cash flows	$760	$712	$2,574	$2,473

VMware, Inc.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, certain litigation and other contingencies and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.
VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•
Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•
Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•
Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•
Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•
Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Costs associated with integrating acquired businesses.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•	Gains or losses on equity investments, whether realized or unrealized, including unrealized gains or losses related to VMware’s investment in Pivotal to adjust it to its fair value.

VMware, Inc.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.

•
Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•
Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•
Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.